                                                                    Exhibit 4.7

                                AMENDMENT NO. 1
                                       TO
            SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

     THIS AMENDMENT NO. 1 TO SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE
AGREEMENT (the "Amendment") is made and entered into as of May   , 1996, by
and among the parties (the "Parties") to that certain Series A Convertible Preferred Stock Purchase Agreement dated as of November 22, 1994 (the "Agreement") with respect to the purchase and sale of 4,368,937 shares of Series A Preferred Stock of QCS Corporation, a Delaware corporation (the "Company"). Terms not otherwise defined herein shall have the meanings given to them in the Agreement.

     WHEREAS, the Agreement contains provisions that require the Company to make certain cash payments and/or issue additional shares of capital stock of the Company to the Purchasers if the financial results described in Section
2.4 of the Agreement (the "Financial Results") are not achieved;

     WHEREAS, the Shareholders' Agreement dated as of November 22, 1994 (the "Shareholders' Agreement"), among certain parties, including the Founders and the Purchasers, contains provisions that require the Founders to make certain cash payments and/or contribute to the Company shares of capital stock of the Company if the Financial Results are not achieved

     WHEREAS, it appears that the Financial Results will not be achieved;

     WHEREAS, the Founders have entered into an agreement with the Purchasers, pursuant to which the Founders have acknowledged that the Financial Results will not be achieved and have agreed to make certain payments and/or issue certain shares of capital stock of the Company to the Purchasers in accordance with the terms thereof; and

     WHEREAS, in light of the foregoing, the Parties desire to amend the Agreement in the manner set forth below;

     NOW, THEREFORE, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties agree as follows:

     1. SECTION 2.1. The seventh sentence of Section 2.1 of the Agreement (which begins "Unless earlier converted") shall be deleted in its entirety and replaced with the following sentence:

     "Unless earlier converted, all Series A Preferred shall be automatically converted into Common Stock in accordance with the terms of the Class U Warrants."

     2. AMENDMENT OF CLASS U WARRANTS. The Class U Warrants shall be amended and restated to read in their entirety as set forth on EXHIBIT A attached hereto.


                                      1.
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     3.    SECTION 2.4(d). Section 2.4(d) of the Agreement shall be deleted in its entirety.

     4. SECTION 5.1(i). The following language in Section 5. l(i) of the Agreement shall be deleted in its entirety: "; PROVIDED THAT such changes and material deviations shall be subject to the unanimous consent of the Board of Directors or of the Conseil d' Administration, as the case may be, at their respective regular quarterly meetings should such changes and material deviations require extra cash in excess of five hundred thousand Dollars ($500,000) in the aggregate for both Companies for any given quarter."

     5. SECTION 5.2(d). Section 5.2(d) of the Agreement shall be deleted in its entirety.

     6. ARTICLE VII. Article VII of the Agreement shall be deleted in its entirety and replaced with the following Article VII:


                                     "ARTICLE VII

                                RIGHT OF FIRST REFUSAL

           7.1    RIGHT OF FIRST REFUSAL.

                  (a) Subject to any restrictions contained in the Company's Certificate of Incorporation, as amended, Bylaws, as amended, or in any other agreement to which the Company is a party or by which it is bound, the Company may issue New Securities at any time without prior notice to the Purchasers. Except as otherwise provided in
           Section 7.2(c) below, within 5 days after such issuance, the Company shall give each Purchaser written notice of the issuance describing the New Securities and the consideration for and the general terms upon which they were issued. Except as otherwise provided in Section 7.2(c) below, each Purchaser shall have 20 days (or such longer period as the Company, in its sole discretion, may determine) from the date of mailing of any such notice to agree to purchase up to its Post-Event Pro Rata Participation of such New Securities at the same price and upon the general terms specified in such notice by giving written notice to the Company and stating the quantity of New Securities to be purchased. Such right of first refusal shall terminate, if not theretofore exercised upon the expiration of such 20 day period.

                  (b)    In lieu of complying with the provisions of Section 7.1
           (a) above, the Company may, in its discretion, but shall not be obligated to, provide the Purchasers with written notice and an opportunity to acquire their Pro Rata Share of any issuance of New Securities (except as specifically excluded under Section 7.2(c) below) before the Company offers such New Securities to others. In the event the Company elects to proceed under this Section 7.1 (b)'
           (i) the Company shall give each Purchaser written notice of the issuance describing the New Securities and the consideration for and the general terms upon which they are proposed to be issued; (ii) each Purchaser shall have 20 days (or such longer


                                      2.
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           period as the Company, in its sole discretion, may determine) from the date of mailing of any such notice to purchase up to its Pro Rata Share of such New Securities at the same price and upon the general terms specified in such notice by giving written notice to the Company and stating the quantity of New Securities to be purchased; and (iii) the Company shall have 90 days after the expiration of such 20 day period to sell to others any New Securities not acquired by the Purchasers, at a price and upon general terms and conditions materially no more favorable to the purchasers thereof than specified in the Company's notice to the Purchasers.

           7.2    DEFINITIONS.

                  (a) "Post-Event Pro Rata Participation" shall mean the number of New Securities necessary to maintain the Purchaser's Pro Rata Share, as such existed immediately prior to an Issuance Event.

                  (b) The "Pro Rata Share" for any Purchaser, for purposes of this Agreement, is the ratio of (i) the number of shares of Common Stock then owned or issuable upon conversion of Preferred Stock then owned by such Purchaser, to (ii) the total number of shares of Common Stock outstanding immediately prior to the issuance of the New Securities, assuming full conversion of all outstanding shares of Preferred Stock and assuming that all outstanding options and warrants exercisable for Common Stock had been exercised.

                  (c) "New Securities" shall mean any capital stock of the Company, whether now authorized or not, and rights, options, or warrants to purchase said capital stock, and securities of any type whatsoever that are, or may become, convertible into said capital stock. Notwithstanding anything to the contrary contained herein, the fight of first refusal established by this Article VII shall not apply to any of the following New Securities'

                         (i) securities issuable upon conversion of Series A Preferred;

                         (ii) securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination;

                         (iii) securities issued pursuant to any fights or agreements or options or warrants outstanding as of the date of this Agreement;

                         (iv) securities issued pursuant to any fights or agreements or options or warrants granted after the date of this Agreement, provided that, excepts as otherwise provided in this Section 7.2(c), the fight of first refusal established by this Article VII applied with respect to the initial sale or grant by the Company of such fights or agreements or options or warrants;


                                      3.
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                         (v)    shares of Common Stock (and/or options,
                  warrants or other rights to acquire the same) issued or to be issued to employees, officers or directors of, or consultants or advisors to, the Company or any subsidiary of the Company, pursuant to stock option plans or other arrangements that are approved by the Board of Directors;

                         (vi) securities issued in connection with any stock split, stock dividend, or similar recapitalization by the Company;

                         (vii) securities issued pursuant to any equipment leasing arrangement, or bank financing; or

                         (viii) securities issued in connection with strategic
                  transactions involving the Company and other entities, including (A) joint ventures, manufacturing, marketing or distribution arrangements or (B) technology transfer, license or development arrangements; provided that such strategic transactions and the issuance of securities pursuant thereto, have been approved by the Company's Board of Directors.

                  (d)    "Issuance Event" shall mean any issuance of New
           Securities.

           7.3 TRANSFERABILITY. The fight of first refusal of each Purchaser pursuant to this Article VII may be assigned by a Purchaser to a transferee or assignee of Series A Preferred which (i) is a subsidiary, parent, general partner, limited partner or retired partner of a Purchaser, or (ii) is a Purchaser's family member or trust for the benefit of an individual Purchaser; provided, however, (A) the transferor shall, within 10 days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such rights of first refusal are being assigned and (B) such transferee shall agree to be subject to all restrictions set forth in this Agreement."

     7. SECTION 8.3. For purposes of Section 8.3 of the Agreement, all notices, requests, demands and other communications to be made to the Company shall be addressed to'

                  QCS Corporation
                  650 Castro Street, 210
                  Mountain View, CA 94041
                  Attn: President
                  Fax: (415) 966-1025

     8.    DIVIDENDS.

           (a) The Parties acknowledge and agree that Article 4, Section (c) of the Company's Certificate of Incorporation, as amended (entitled "Dividends"), was intended to have, and shall have, the following meaning:


                                      4.
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     "Holders of Series A Preferred, in preference to the holders of any other stock of the Corporation, shall be entitled to receive only out of funds that are legally available therefor, dividends at the rate of five percent (5%) per annum of the original issue price of one Dollar and three Cents ($1.03) per share on each outstanding share of Series A Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares). Such dividends shall be cumulative beginning November 22, 1994 and shall begin compounding annually on January 1, 1996. Such dividends shall be payable only upon the first to occur of the liquidation of the corporation pursuant to Section (d) below or, with respect to any shares of Series A Preferred that are converted into shares of Common Stock pursuant to the Class U Warrant, such dividends shall be payable six months following such conversion to the holder of record of the Series A Preferred on the date of such conversion; provided, however, that the Corporation's Board of Directors, in its discretion, may, but shall not be obligated to, declare and pay any such dividends prior to the liquidation of the Corporation or the date that is six months after the conversion of Series A Preferred; and, provided, further, that the conversion of a share of Series A Preferred shall not cause any dividends to become payable with respect to any other shares of Series A Preferred that have not been converted. Dividends payable on the Series A Preferred shall be paid in cash."

           (b) The Parties agree that as soon as practicable after the effective date of this Amendment, the Parties shall take all reasonable actions, and execute all documents, instruments and agreements, necessary or appropriate to cause Article 4, Section (c) of the Company's Certificate of Incorporation, as amended, to be amended to read as specified in Section 7(a) hereof.

     9. EFFECTIVE DATE. This Amendment shall become effective on the date on which it has been executed and delivered by all parties hereto and all of the following agreements have been executed and delivered by all parties thereto, and shall not become effective unless and until all such parties have so executed and delivered such agreements' (a) the Amended and Restated Shareholders' Agreement of even date attached hereto as EXHIBIT B; (b) the Agreement of even date by the Founders in favor of the Purchasers attached hereto as EXHIBIT C; and (c) the Amended and Restated Class U Warrant attached hereto as EXHIBIT D.

     10. TERMINATION. The Agreement and this Amendment shall terminate and be of no further force or effect upon the effective date of a registration statement pertaining to, and subject to the consummation of, an underwritten public offering of the Company's Common Stock at a price of at least $5.00 per share. In addition to the foregoing, the rights of the Purchasers under
Section 6 hereof (and Article VII of the Agreement) shall terminate and be of no further force or effect upon the adoption by all of the members of the Board of Directors of a resolution to that effect.


                                      5.
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     11.   GOVERNING LAW; JURISDICTION. This Amendment and the legal
relationship between the Parties shall be governed by and construed in accordance with the internal laws of the State of New York exclusively, without regard to conflicts of law principles.

     12. COUNTERPARTS. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart.

     13. REMAINDER OF AGREEMENT UNCHANGED. Except as set forth above or in any other amendment to any exhibit to the Agreement, the Agreement shall remain in full force and effect as of the date thereof.


                                      6.
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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


                                    QCS CORPORATION

                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------

                                    QCS DEVELOPMENT COMPANY S.A.


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------

                                    PURCHASERS:

                                    CARLYLE QCS PARTNERS, L.P.


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------

                                    STF MANAGEMENT LIMITED, as General Partner of Sharp Technology Fund I Limited Partnership

                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------


                                      7.
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                                    STF MANAGEMENT LIMITED, as General Partner
                                    of Sharp Technology Fund II Limited
                                    Partnership


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------

                                    LAGUNITAS PARTNERS, L.P.


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------

                                    PROACTIVE PARTNERS, L.P.


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------

                                    OAKWOOD HOLDINGS, BVI


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------

                                    DE NOYANGE S.A.


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------


                                      8.
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                                    CANNELL CAPITAL MANAGEMENT


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------


                                    Mr. Herb Miller

                                    -------------------------------------------


                                    Mr. Robert Zangrillo

                                    -------------------------------------------

                                    Mr. Hans Robben

                                    -------------------------------------------

                                    Mr. Peter Mills

                                    -------------------------------------------

                                    Mr. Peter Anson

                                    -------------------------------------------

                                    Mr. Steven Lebow

                                    -------------------------------------------


                                      9.